COMPANY CONTACT:
Cytogen Corporation
Stacy Shearer
Investor Relations
(609) 750-8289
sshearer@cytogen.com

            CYTOGEN REPORTS FOURTH QUARTER AND FULL YEAR 2004 RESULTS

PRINCETON, N.J., (FEBRUARY 23, 2005) -- Cytogen Corporation (Nasdaq: CYTO), a product-driven biopharmaceutical company, today reported its financial results for the fourth quarter and full year ended December 31, 2004.

FOURTH QUARTER & FULL YEAR 2004 FINANCIAL HIGHLIGHTS
----------------------------------------------------

  o Consistent with the Company's previously issued revised financial guidance for 2004, total product revenues were a record $14.5 million in 2004 compared to $9.8 million in 2003, driven by 10% year-over-year growth in PROSTASCINT(R) (capromab pendetide) sales and the positive contribution of QUADRAMET(R) (samarium Sm-153 lexidronam injection) following the reacquisition of marketing rights to that product in 2003.
  o For the year ended December 31, 2004, Cytogen reported a net loss of $20.5 million, or $1.40 per basic and diluted share, compared to $9.4 million, or $0.92 per basic and diluted share, for the same period in 2003.
  o In 2004, Cytogen achieved an average gross margin of approximately 36%, which reflects QUADRAMET and PROSTASCINT manufacturing costs and royalties to Dow Chemical and Berlex Laboratories.
  o Aggregate selling, general and administrative, internal research and development, and joint venture research and development expenses were $26.4 million in 2004, which compares favorably to the Company's guidance of $26.5 million to $27.2 million.
  o Fourth quarter product revenues totaled $3.7 million in 2004 compared to $3.4 million in 2003, driven primarily by 18% year-over-year growth in QUADRAMET sales.
  o For the fourth quarter of 2004, Cytogen reported a net loss of $6.3 million, or $0.41 per basic and diluted share, compared to a net loss of $3.1 million, or $0.26 per basic and diluted share, for the same period in 2003.

"2004 was a successful and productive year for Cytogen as we executed on our strategies for enhancing our commercial infrastructure to support both existing and future oncology products," said Michael D. Becker, Cytogen's President and Chief Executive Officer. "For 2005, we will remain focused on achieving strong sales growth while simultaneously expanding the development of our marketed products beyond their current indications through new and ongoing clinical studies, advancing our development pipeline, and executing on our business development initiatives."

PRODUCT REVENUE
---------------

QUADRAMET

Sales of QUADRAMET, a fast-acting, long-lasting non-opioid treatment for the relief of pain due to metastatic bone disease arising from prostate, breast, multiple myeloma and other types of cancer, were $1.9 million for the quarter ended December 31, 2004 compared to $1.6 million for the same period in 2003. For the year ended

December 31, 2004, QUADRAMET sales were $7.3 million compared to $2.8 million for the same period in 2003.

Under a 1998 agreement, Berlex Laboratories had marketing rights for QUADRAMET in North and Latin America. Through July 31, 2003, Cytogen received and reported royalties on product sales made by Berlex. Such royalty revenue from sales of QUADRAMET during the year ended December 31, 2003 was $1.1 million. On August 1, 2003, Cytogen reacquired these marketing rights from Berlex in exchange for an upfront cash payment of $8.0 million and royalties based on future sales of QUADRAMET. At that time, Cytogen began recording product revenue from the sales of QUADRAMET.

                            QUADRAMET REVENUE SUMMARY
                                ($'s in millions)

                 2003   2003   2003  2003       2004   2004   2004   2004
                  Q1     Q2     Q3    Q4         Q1     Q2     Q3     Q4
                 ----   ----   ----  ----       ----   ----   ----  ----

Product Sales     n/a    n/a   $1.2  $1.6       $1.9   $1.6   $1.9  $1.9
Royalties        $0.4   $0.5   $0.2   n/a        n/a    n/a    n/a   n/a
                 ----   ----   ----  ----       ----   ----   ----  ----
TOTAL:           $0.4   $0.5   $1.4  $1.6       $1.9   $1.6   $1.9  $1.9


PROSTASCINT

Sales of PROSTASCINT kits for the preparation of Indium In-111 capromab pendetide, the first and only commercial monoclonal antibody-based agent targeting prostate-specific membrane antigen (PSMA) to image the extent and spread of prostate cancer, were $1.8 million for each of the quarters ended December 31, 2004 and 2003. For the year ended December 31, 2004, PROSTASCINT sales were $7.2 million compared to $6.5 million for the same period in 2003.

                           PROSTASCINT REVENUE SUMMARY
                                ($'s in millions)

                      2003    2003   2003    2003       2004   2004   2004  2004
                       Q1      Q2     Q3      Q4         Q1     Q2     Q3    Q4
                      ----    ----   ----    ----       ----   ----   ----  ----

Product Sales         $1.6    $1.6   $1.5    $1.8       $1.7   $2.3   $1.3  $1.8


OTHER PRODUCT REVENUE
---------------------

Other product revenue, consisting of both brachytherapy products and a point-of-care diagnostic test for bladder cancer, were not significant in the fourth quarter or year ended December 31, 2004 compared to $56,000 and $535,000 in the fourth quarter and year ended December 31, 2003, respectively. Cytogen discontinued marketing brachytherapy products effective January 24, 2003 and the diagnostic test for bladder cancer effective December 31, 2004.

LICENSE AND CONTRACT REVENUE
----------------------------

License and contract revenue for the fourth quarter of 2004 was $67,000 compared to $87,000 for the same period in 2003. For the year ended December 31, 2004, license and contract revenue was $139,000 compared to $2.9 million for the same period in 2003. License and contract revenue for the year ended December 31, 2003 included the accelerated recognition of $1.9 million of previously deferred revenue as a result of the Company's termination of the 1998 license agreement for QUADRAMET with Berlex Laboratories in August 2003.

COSTS AND EXPENSES
------------------

Total operating expenses for the quarter ended December 31, 2004 were $10.5 million compared to $7.0 million for the same period in 2003. For the year ended December 31, 2004, total operating expenses were $35.7 million compared to $24.0 million for the same period in 2003. Cost of product related revenues in 2004 primarily reflect QUADRAMET and PROSTASCINT manufacturing costs, royalties paid by Cytogen to Dow Chemical and Berlex Laboratories on the Company's sales of QUADRAMET, and the amortization of the up-front payment to Berlex to reacquire the marketing rights to QUADRAMET. The year-over-year increase in selling, general and administrative expenses is primarily driven by an expansion of the Company's sales force and the implementation of new marketing initiatives for the Company's existing and anticipated oncology products.

The 2004 and 2003 operating expenses also reflect costs associated with the PSMA Development Company LLC ("PDC"), a joint venture between Cytogen and Progenics Pharmaceuticals, Inc., for the development of in vivo immunotherapies targeting PSMA. Cytogen's share of the equity in the loss of PDC was $740,000 for the fourth quarter of 2004 compared to $772,000 for the same period in 2003. For the year ended December 31, 2004, Cytogen's share of the equity in the loss of PDC was $2.9 million compared to $3.5 million for the same period of 2003.

CASH POSITION
-------------

Cytogen's cash, cash equivalents and short-term investments balance as of December 31, 2004 was $35.8 million compared to $30.2 million as of December 31, 2003. In April 2004, the Company received net proceeds of approximately $24.0 million in connection with a registered direct offering of 2,570,000 shares of its common stock.

2004 HIGHLIGHTS
---------------

QUADRAMET

  o Publication of a prospective, randomized, double-blind multi-center phase III study confirming that QUADRAMET provides significant pain relief from metastatic bone disease arising from prostate cancer. The study appeared in the May 2004 issue of the peer-reviewed medical journal Urology (Sartor, O. et al, "Samarium-153-Lexidronam Complex for Treatment of Painful Bone Metastases in Hormone- Refractory Prostate Cancer," Urology, Volume 63, No. 5, pp. 940-945).
  o Initiation of the National Bone Pain Management Registry, a major new initiative related to QUADRAMET, in November 2004. Throughout December 2004, more than 50 oncology sites were enrolled in the program. Data regarding both the use of QUADRAMET and best practices in bone pain management will be collected from more than 500 patients. Results of this initiative are expected to be presented at key medical meetings following the conclusion of the initial phase of this program in mid-2005.
  o Researchers from several institutions presented new clinical data regarding QUADRAMET's potential role as a targeted oncology product in various settings, including both higher dose applications and combinations with chemotherapeutics, bisphosphonates, and other potentially synergistic agents at the American Society of Clinical Oncology, Society of Nuclear Medicine, International Society of Pediatric Oncology, and Prostate Cancer Foundation annual meetings.
  o Initiation of a phase I/II clinical trial under Cytogen's investigational new drug (IND) application by researchers at The University of Texas M. D. Anderson Cancer Center in Houston, Texas to investigate the use of QUADRAMET in combination with docetaxel (Taxotere(R), Aventis Pharmaceuticals, a member of the sanofi-aventis Group) for the treatment of hormone refractory prostate cancer.

o Cytogen entered into a research collaboration with the Institute for Myeloma & Bone Cancer Research wherein the parties will be investigating the use of QUADRAMET both alone and in combination with other active therapies for the treatment of multiple myeloma.

PROSTASCINT

  o Researchers from several institutions presented new advances in molecular imaging with PROSTASCINT at the Society of Nuclear Medicine and Radiological Society of North America annual meetings.
  o Publication of a study demonstrating improved three-year biochemical control of recurrent prostate cancer with external beam radiation therapy aided by advanced molecular imaging with PROSTASCINT. Results from the study appeared in The Journal of Nuclear Medicine (Jani, AB. et al, "Radioimmunocintigraphy for Postprostatectomy Radiotherapy: Analysis of Toxicity and Biochemical Control," The Journal of Nuclear Medicine, Volume 45, No. 8, pp. 1315-1322).
  o Publication of clinical data demonstrating that overexpression of PSMA in primary prostate cancer correlates with other adverse traditional prognostic factors and independently predicts disease recurrence. Overexpression of PSMA was determined by immunohistochemical staining using the PROSTASCINT monoclonal antibody (7E11.C5) and appeared in the medical journal Clinical Cancer Research (Ross, JS. et al, "Correlation of primary tumor prostate-specific membrane antigen expression with disease recurrence in prostate cancer," Clinical Cancer Research, Volume 9, No. 17, pp. 6357-6362).

COMBIDEX

  o Cytogen and Advanced Magnetics, Inc. announced the submission of a complete response to the approvable letter received from the U.S. Food and Drug Administration (FDA) for COMBIDEX(R) (ferumoxtran-10), which was accepted by the FDA and assigned a user fee goal date of March 30, 2005. COMBIDEX is an investigational molecular imaging agent consisting of iron oxide nanoparticles for use in conjunction with magnetic resonance imaging to aid in the differentiation of cancerous and non-cancerous lymph nodes. The FDA's Oncologic Drugs Advisory Committee (ODAC) is scheduled to review the regulatory filing for COMBIDEX on March 3, 2005.

OTHER PRODUCT CANDIDATES

  o Cytogen and Progenics Pharmaceuticals, Inc. announced the award of grants totaling $7.4 million over four years from the National Institutes of Health (NIH) that will be used to develop novel immunotherapies for prostate cancer based on prostate-specific membrane antigen (PSMA), a promising target highly expressed on the surface of prostate cancer cells and the neovasculature of solid tumors.

OTHER HIGHLIGHTS

  o Cytogen's management team was strengthened with the additions of Thomas S. Lytle as Senior Vice President of Sales and Marketing, Michael J. Manyak, M.D., as Vice President of Medical Affairs, and William J. Thomas, Esq., as Senior Vice President and General Counsel.

2005 CORPORATE OBJECTIVES
-------------------------

In 2005, Cytogen remains focused on maximizing the commercial potential of QUADRAMET and PROSTASCINT, as well as advancing our clinical programs and executing our overall corporate strategy. The Company has outlined the following corporate objectives for 2005:

  o Expand development of QUADRAMET beyond the current palliative indication by advancing ongoing clinical studies and initiating new clinical programs for both higher dose applications and combination approaches with chemotherapeutics, bisphosphonates, and other potentially synergistic agents for the treatment of solid and hematological malignancies;
  o Expand development of PROSTASCINT beyond the current diagnostic indication by advancing ongoing clinical studies and initiating new clinical programs for PROSTASCINT-guided therapy, monitoring response to cytotoxic therapy, and imaging other malignancies;
  o Develop and implement a national PROSTASCINT registry designed to obtain data regarding the potential independent prognostic value of PSMA expression, best practices in fusion imaging to detect the extent and location of prostate cancer, and to better define the clinical utility of PROSTASCINT in guiding treatment planning and decision making;
  o  Complete  the  phase I trial  of a  recombinant  soluble  prostate-specific
     membrane   antigen  (rsPSMA)   prostate  cancer  vaccine;
  o Advance our development pipeline consisting of therapeutics targeting prostate-specific membrane antigen (PSMA), including the filing of an Investigational New Drug application (IND); and
  o  Complete pre-launch preparations for COMBIDEX.

FINANCIAL OUTLOOK FOR 2005:

This section provides forward-looking information about Cytogen's financial outlook for 2005 based upon our current operations. The disclosure notice paragraph regarding forward-looking statements at the end of this news release is especially applicable to this section.

Consistent with the Company's past practices for providing guidance when a product candidate is undergoing FDA review, this financial guidance excludes any revenue contribution from COMBIDEX, but includes all COMBIDEX-related expenses through initial market launch.

For the year ending December 31, 2005, the Company currently expects:

  o  Total revenue of approximately $20 to $25 million;
  o  Average gross margin of approximately 40% to 50%;
  o Selling, general and administrative expenses totaling approximately $30 to $35 million; and
  o Total internal and external joint venture research and development expenses of approximately $10 to $15 million.

CONFERENCE CALL & WEBCAST INFORMATION
-------------------------------------

Cytogen will broadcast its quarterly investor conference call live over the Internet today, February 23, 2005 at 9:00 a.m. Eastern Standard Time. The dial-in number for the U.S. is 888-396-2386 and the pass code number is 29512202. The dial-in number for international callers is 617-847-8712 and the pass code number is 29512202. This event can also be accessed by going to Cytogen's Web site, www.cytogen.com, and clicking on the "Investor Relations" link. A link to the webcast is under the Calendar of Events header. The event will be archived and available for replay starting approximately one hour after the call and continuing for 7 days thereafter. The replay dial-in number for the U.S. is 888-286-8010 and the dial-in number for international callers is 617-801-6888. The replay pass code number is 14815746.

NOTE:
-----

QUADRAMET is indicated for the relief of pain in patients with confirmed osteoblastic metastatic bone lesions that enhance on radionuclide bone scan. This press release describes clinical applications that differ from that reported in the QUADRAMET package insert.

PROSTASCINT is indicated as a diagnostic imaging agent in newly diagnosed patients with biopsy-proven prostate cancer, thought to be clinically localized after standard diagnostic evaluation and who are thought to be at high risk for pelvic lymph node metastases. PROSTASCINT is also indicated as a diagnostic imaging agent in post-prostatectomy patients with a rising PSA and a negative or equivocal standard metastatic evaluation in whom there is a high clinical suspicion of occult metastatic disease. This press release describes clinical applications and imaging performance that differs from that reported in the PROSTASCINT package insert.

A copy of the full prescribing information for QUADRAMET and PROSTASCINT may be obtained in the U.S. from Cytogen Corporation by calling toll free 800-833-3533 or by visiting the web site at www.cytogen.com, which is not part of this press release.

ABOUT CYTOGEN CORPORATION
-------------------------

Founded in 1980, Cytogen Corporation of Princeton, NJ is a product-driven biopharmaceutical company that develops and commercializes innovative molecules that can be used to build leading franchises across multiple markets. Cytogen's marketed products include QUADRAMET(R) (samarium Sm-153 lexidronam injection) and PROSTASCINT(R) (capromab pendetide) kit for the preparation of Indium In-111 capromab pendetide in the United States. Cytogen also has exclusive United States marketing rights to COMBIDEX(R) (ferumoxtran-10) for all applications, and the exclusive right to market and sell ferumoxytol (previously Code 7228) for oncology applications in the United States. COMBIDEX, an investigational molecular imaging agent consisting of iron oxide nanoparticles, is currently being developed for use in conjunction with magnetic resonance imaging to aid in the differentiation of cancerous and non-cancerous lymph nodes, and is under review by the U.S. Food and Drug Administration. Cytogen's development pipeline consists of therapeutics targeting prostate-specific membrane antigen (PSMA), a protein highly expressed on the surface of prostate cancer cells and the neovasculature of solid tumors. Full prescribing information for the Company's products is available at www.cytogen.com or by calling 1-800-833-3533. For more information, please visit the Company's website at www.cytogen.com, which is not part of this press release.


This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. There are a number of important factors that could cause Cytogen's results to differ materially from those indicated by such forward-looking statements. In particular, Cytogen's business is subject to a number of significant risks, which include, but are not limited to: the risk of obtaining the necessary regulatory approvals; the risk of whether products result from development activities; the risk of shifts in the regulatory environment affecting sales of Cytogen's products such as third-party payor reimbursement issues; the risk associated with Cytogen's dependence on its partners for development of certain projects, as well as other factors expressed from time to time in Cytogen's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Cytogen's periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and Cytogen undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                       ###

                       CYTOGEN CORPORATION & SUBSIDIARIES
                (All amounts in thousands except per share data)
                                   (Unaudited)

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


                                       THREE MONTHS ENDED              TWELVE MONTHS ENDED
                                          DECEMBER 31,                     DECEMBER  31,
                                       ------------------              -------------------
                                      2004           2003               2004            2003
                                      ----           ----               ----            ----
Product Revenue:
   QUADRAMET                          $     1,899     $     1,606       $    7,293      $     2,765
   PROSTASCINT                              1,839           1,785            7,186            6,523
   Others                                       -              56                1              535
                                      -----------     -----------       ----------      -----------
         Total Product Revenue              3,738           3,447           14,480            9,823

Royalty Revenue                                 -               -                -            1,105
License and Contract Revenue *                 67              87              139            2,914
                                      -----------     -----------       ----------      -----------
         Total Revenues                     3,805           3,534           14,619           13,842
                                      -----------     -----------       ----------      -----------

Operating Expenses:
   Cost of Product Related Revenue          2,326           2,419            9,309            6,268
   Selling, General and Administrative      6,170           3,721           20,318           11,867
   Research and Development                 1,253              59            3,206            2,342
   Equity in Loss of Joint Venture            740             772            2,896            3,452
   Impairment of Intangible Asset               -               -                -              115
                                      -----------     -----------       ----------      -----------
         Total Operating Expenses          10,489           6,971           35,729           24,044
                                      -----------     -----------       ----------      -----------

Interest Income (Expense), Net                 99               4              263              (44)
Income Tax Benefit                           (307)           (304)            (307)            (888)
                                      -----------     -----------       ----------      -----------
Net Loss                              $    (6,278)    $    (3,129)      $  (20,540)     $    (9,358)
                                      ===========     ===========       ==========      ===========

Basic and Diluted Net Loss Per Share  $     (0.41)    $     (0.26)      $    (1.40)     $     (0.92)
                                      ===========     ===========       ==========      ===========

Weighted Average Common Shares
  Outstanding                              15,454          12,087           14,654           10,205
                                      ===========     ===========       ==========      ===========


* During the third quarter of 2003, the Company recorded $1.9 million in revenue related to the acceleration of previously deferred revenue as a result of the termination of the 1998 license agreement for QUADRAMET with Berlex Laboratories.


                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                        DECEMBER 31,     DECEMBER 31,
                                                            2004             2003
                                                      ---------------   --------------
Assets:
  Cash, Cash Equivalents and Short-Term Investments    $     35,825     $     30,215
  Accounts Receivable, Net                                    1,406            1,445
  Inventories                                                 3,623            1,887
  Property and Equipment, Net                                   787              595
  QUADRAMET License Fee, Net                                  7,024            7,720
  Other Assets                                                1,748            1,833
                                                       ------------     ------------
        Total Assets                                   $     50,413     $     43,695
                                                       ============     ============

Liabilities and Stockholders' Equity:
  Accounts Payable and Accrued Liabilities             $      8,040     $      5,125
  Other Current Liabilities                                   2,296               76
  Long-Term Liabilities                                          47            2,454
  Stockholders' Equity                                       40,030           36,040
                                                       ------------     ------------
        Total Liabilities and Stockholders' Equity     $     50,413     $     43,695
                                                       ============     ============
